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CUSIP No. 754688109                                         (Page 8 of 12 Pages)


                                    EXHIBIT 2

                             STOCKHOLDER'S AGREEMENT

        STOCKHOLDER'S AGREEMENT, dated February 17, 1997 (the "Agreement"), between Metropolitan Capital Advisors, Inc., a Delaware corporation ("Metropolitan"), and George Raymond, a resident of Naples, Florida (the "Stockholder").


        WHEREAS, Metropolitan and the Stockholder have each independently concluded that their respective interests, and the interests of other shareholders of Raymond Corporation, a New York corporation (the "Company") would be furthered by seeking greater shareholder representation on the Company's Board of Directors; and

        WHEREAS, Metropolitan and the Stockholder each desire to establish in this Agreement certain terms and conditions relating to the parties' voting of the common stock of the Company in regard to election of such directors and matters related thereto; and

        WHEREAS, Metropolitan is the general partner of Bedford Falls Investors, L.P., a Delaware limited partnership ("Bedford"), which is the beneficial owner of shares of common stock of the Company, and as general partner Metropolitan has the power to direct the voting of such shares of common stock;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

    1.  Representations and Warranties.

               (a) Metropolitan represents and warrants to the Stockholder as follows;

                      (i) Metropolitan has full power and authority to execute,
               deliver and perform this Agreement;

                      (ii) This Agreement has been duly and validly authorized,
               executed and delivered by Metropolitan and constitutes a valid and binding obligation of Metropolitan enforceable against Metropolitan in accordance with its terms;

                      (iii) The execution, delivery and performance of this
               Agreement by Metropolitan do not violate or conflict with or constitute a default under the Metropolitan organizational instruments or any material agreement to which it is a party or by which it or its property is bound.

               (b) The Stockholder represents and warrants to Metropolitan as follows:

                      (i) The Stockholder has full power and authority to
               execute, deliver and perform this Agreement;

                      (ii) This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms; and





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CUSIP No. 754688109                                         (Page 9 of 12 Pages)


                      (iii) The execution, delivery and performance of this
               Agreement by the Stockholder does not violate or conflict with or constitute a default under any material agreement to which Stockholder is a party, or by which Stockholder is bound.

        2. Term of Agreement. The term (the "Term") of this Agreement shall commence on the date hereof and shall continue under the earlier to occur of (i) the conclusion of the second Annual Meeting of stockholders following the execution hereof, and (ii) the date on which the Voting Power of the Voting Securities beneficially owned by Metropolitan and any affiliates shall represent less than six percent (6%) of the Total Voting Power, as evidenced by Metropolitan's most recently filed Schedule 13D (and excluding the effect to increases in the number of Voting Securities outstanding), and (iii) September 30, 1997, if, but only if, neither Metropolitan not its affiliates has by such date proposed amendments to the Company's by laws to increase the dated number of Directors by the Company and nominated persons for election to such vacancies on the Company's Board of Directors. For the purposes of this Agreement, (i) the term "Voting Securities" shall mean all securities of the Company entitled to vote generally in the election of directors of the Company, and (ii) the Term "Voting Power" shall mean voting power in the general election of directors of the Company, and (iii) the term "Total Voting Power" shall mean the total combined Voting Power of all the Voting Securities then outstanding.

        3. Voting and Other. (a) Each of the Stockholder and Metropolitan agree that, during the Term (i) it will, and will cause their respective affiliates to, be present, in person or represented by proxy, at all stockholder meetings of the Company for the election of directors, so that all Voting Securities beneficially owned by it and its affiliates shall be counted for the purpose of determining the presence of a quorum for the election of directors at such meetings, and (ii) it will, and will cause its affiliates to, vote or act by consent with respect to, all Voting Securities beneficially owned by it and its affiliates (x) for the election of the nominees for the Company's Board of Directors nominated by Metropolitan, or its affiliates, or such other nominees otherwise identified in writing by Metropolitan as being nominees for which Metropolitan will cast votes in favor ("Metropolitan Nominees"), (y) amend the by laws of the Company to increase the total number of Directors of the Company to be elected by Shareholders to 13, six (6) of whom will be elected during the course of the next two annual meetings, and (z) for such other actions of stockholders as may be reasonably necessary or helpful to cause the election of the Metropolitan Nominees to the Company's Board of Directors at the earliest possible time, including such amendments to the Company's by-laws or Certificate of Incorporation as may be proposed or supported by Metropolitan. In the event any party hereto is not expected to be present at an Annual Meeting or adjournment thereof at a time when this Agreement is in effect, then he shall execute in favor of a party attending a revocable proxy to vote his Voting Securities in the manner and for the purposes outlined hereinabove. Other than the foregoing, there shall be no restrictions on any party's ability to vote any Voting Securities for any other purpose, and subject to compliance to Article 6 hereof any party may dispose in whole or in part of his economic interest in his Voting Securities in any manner which complies with applicable law. It is expressly understood and agreed that the provisions of this Agreement are not intended to cover and shall have no force and effect upon any securities of Raymond Corp. with respect to which a party hereto acts as a fiduciary under any trust instrument for the benefit of a third party.

               (b) Each of stockholder and Metropolitan agree that Metropolitan shall be solely responsible for the conduct of any proxy contest soliciting the election of the Metropolitan Nominees, or other matters referred to in 3(a) above, including all decisions and negotiations to be made in connection therewith, and Metropolitan shall be responsible for all expenses incurred by it including all legal, printing, solicitor, litigation and other expenses incurred in connection with this agreement, the nomination or election of the Metropolitan Nominees, the solicitation of proxies or any other matter arising our of the matters referred to herein. Stockholder acknowledges that Metropolitan may seek to share such expenses with other parties, or to obtain reimbursement of such expenses from the Company, and that Stockholder





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CUSIP No. 754688109                                        (Page 10 of 12 Pages)




does not intend to seek reimbursement for expenses incurred by Stockholder prior to the date hereof either from Metropolitan or the Company.

        4. Acquisition of Voting Securities. Notwithstanding any other provision of this Agreement, any Voting Securities acquired by the Stockholder or any party hereto subsequent to the date hereof, and within the Term, shall automatically and without any action by any party hereto, be subject to the provisions of this Agreement.

        5. Certain Prohibited Actions. Other than in support of the Metropolitan Nominees, during the Term, without the prior written consent of Metropolitan, the Stockholder and any other parties hereto, with respect to the election of Directors or by law amendments to increase the number of directors as described above, will not, and will cause each of its controlled affiliates not to, singly or as part of a "group", directly or indirectly, through one or more intermediaries: (i) make, support, or vote in favor of, or in any way participate, directly or indirectly, in any "solicitation" or "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to the Voting Securities (including by the execution of actions by written consent), become a "participant" in any "election contest" (as such terms are defined or used in Rule 14A-11 under the Exchange Act) with respect to the Company or seek to advise or influence any person or entity with respect to the voting of any Voting Securities; (ii) initiate, propose, or participate in the solicitation of stockholders for the approval of, one or more stockholder proposals with respect to the Company in Rule 14A-8 under the Exchange Act or induce any other individual or entity to initiate any stockholder proposal relating to the Company; (iii) form, join, influence or participate in a "group", act in concert with any other person or entity or otherwise become a "person", for the purpose of acquiring, holding, voting or disposing of any Voting Securities or taking any other actions prohibited under this Section 5;
(iv) act, alone or in concert with others (including by providing financing for another party), to seek or offer to control the Company (provided that actions of the Metropolitan Nominees on the Board pursuant to Section 3(a) shall not be deemed a violation of the foregoing); (v) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting thereof; or (vi) disclose any intention, plan or arrangement inconsistent with the foregoing prohibitions or advise or assist any other person in connection with the foregoing prohibitions; PROVIDED HOWEVER, that nothing contained herein shall prohibit any person, including the Stockholder from publicly announcing his position as a director with respect to any matter concerning the Company.

        6. Disposition of Voting Securities. During the Term, the Stockholder and Metropolitan shall not transfer any Voting Securities, whether by sale, assignment, pledge, encumbrance, gift or otherwise, unless (x) the transferee of such Voting Securities agrees in writing to be bound by the provisions hereof or
(y) the Transferor executes an irrevocable Proxy in favor of the other parties hereto which incorporates the provisions of this Agreement and which is valid under the laws of the State of New York, accompanied by an opinion of counsel as validity and enforceability, or (z) such transfer takes place after the record date for the second annual Meeting of Shareholders after the date of this Agreement so that the Transferor party hereto continues as a matter of law to be able to vote the Voting Securities at the Annual Meeting and does not execute a proxy in favor of the transferee for such purpose.

        7. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.




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CUSIP No. 754688109                                       (Page 11 of 12 Pages)



        8. Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Metropolitan and the Stockholder.

        9. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier or air courier guaranteeing overnight delivery:

        (a)    If to Metropolitan:

               c/o Joseph F. Mazzella
               Lane Altman & Owens LLP
               101 Federal Street
               Boston, MA  02110

or to such other person or address as Metropolitan shall furnish to the Stockholder in writing;

        (b)    If to the Stockholder:

               c/o Stu Miesenzahl
               Harter, Secrest & Emery
               431 East Fayette Street
               Syracuse, NY  13202

or to such other person or address as the Stockholder shall furnish to Metropolitan in writing.

        All such notices, requests, demands and other communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if sent by registered first-class mail; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

        10. Required Filings. Each party hereto further agrees that they have made, and shall continue to make, all reasonable efforts, in good faith, to comply with all applicable state or federal securities laws with respect to their ownership of the Company's securities and the transactions and matters contemplated herein.

        11. Severability. In the event that any provision(s) of this Agreement shall be held illegal, invalid or unenforceable under applicable law, then such illegality, invalidity or unenforceability shall not affect any other provision(s) hereof and this Agreement shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part of this Agreement; PROVIDED HOWEVER, (i) if the deletion of any provision of this Agreement frustrates a material purpose or right of Metropolitan or the Stockholder, then Metropolitan or Stockholder may terminate this Agreement forthwith and without further liability or obligation and (ii) absent such frustration and to the extent legally possible, Metropolitan and the Stockholder shall seek in good faith alternate provisions or arrangements to achieve the same purposes as such provision.

        12. Successors; Assignment. This Agreement and all of the provisions hereof shall be binding and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors (including any successor by merger, reorganization, consolidation or other business combination) and permitted assigns, but neither this Agreement nor any of the rights, interests or




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CUSIP No. 754688109                                        (Page 12 of 12 Pages)

obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

        13. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law doctrine.

        14. Jurisdiction and Venue. The Stockholder and Metropolitan hereby agree that any suit, claim, action or proceeding relating to or arising under this Agreement shall be brought exclusively in a state court of New York (a "New York Court"). Each of the Company, the Stockholder and Metropolitan hereby consents to personal jurisdiction in any such action brought in any such New York Court, consents to service of process upon it and waives any objection it may have to venue in any such New York Court or to any claim that any such New York Court is an inconvenient forum. The Stockholder and Metropolitan hereby waive trial by jury in any suit, claim, action or proceeding in any court relating to or arising under this Agreement. The Stockholder and Metropolitan confirm that the foregoing waiver is informed and freely made.

        15. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any additional parties who execute this Agreement after the date hereof, upon execution by Metropolitan, shall be deemed a stockholder for purposes hereto.

        16. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

        17. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

        18. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

METROPOLITAN CAPITAL ADVISORS, INC.

By:  /s/ Karen Finerman                               /s/ George Raymond
    ---------------------------                 -------------------------------
                                                         George Raymond
    Karen Finerman, President
    ---------------------------
           Name and Title



    SAME AGREEMENT SIGNED BY:                      /s/ Ellen R. Raymond
    -------------------------                   -------------------------------
                                                       Ellen R. Raymond

                                                   /s/ Madeleine R. Young
                                                -------------------------------
                                                       Madeleine R. Young

                                                   /s/ Jean C. Raymond
                                                -------------------------------
                                                       Jean C. Raymond

                                                   /s/ George R. Raymond, III
                                                -------------------------------
                                                       George R. Raymond, III